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                                                                     EXHIBIT 3.1
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               MEDCATH CORPORATION

         MEDCATH CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         The name of the Corporation is MedCath Corporation. The original name of the Corporation was "MedCath Newco, Inc." The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 9, 2001, which original Certificate of Incorporation was amended by the Certificate of Amendment filed with the Secretary of State of the State of Delaware on April 10, 2001 (as so amended, the "Original Certificate of Incorporation").

         The Corporation has received no payment for any stock of the Corporation. This Amended and Restated Certificate of Incorporation was duly adopted by the board of directors of the Corporation in accordance with the applicable provisions of Sections 241 and 245 of the Delaware General Corporation Law.

         This Amended and Restated Certificate of Incorporation restates, integrates, and further amends the Original Certificate of Incorporation to read in its entirety, as follows:

                                   ARTICLE ONE

         The name of the Corporation is MedCath Corporation.

                                   ARTICLE TWO

         The address of the Corporation's registered office in the State of Delaware, and the name of its registered agent at such address, is:

                           The Corporation Trust Company
                           1209 Orange Street
                           New Castle County
                           Wilmington, Delaware 19802

                                  ARTICLE THREE

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.


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                                  ARTICLE FOUR

         1. Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 60,000,000 shares, consisting of 50,000,000 shares of Common Stock, $0.01 par value per share ("Common Stock"), and 10,000,000 shares of Preferred Stock, $0.01 par value per share ("Preferred Stock") having such designations, rights, terms, preferences and limitations as the Board of Directors may determine.

         2. General.

                  A. Issuance of Shares. Subject to the provisions of this Amended and Restated Certificate of Incorporation, the Corporation may issue shares of its Common Stock or Preferred Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors of the Corporation (the "Board of Directors"), which is expressly authorized to fix the same in its absolute and sole discretion. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid capital stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

                  B. Options. Subject to the provisions of this Amended and Restated Certificate of Incorporation, the Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors or a committee of the Board of Directors. The Board of Directors or a committee of the Board of Directors shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

                  The designations, powers, preferences, rights, qualifications, limitations and restrictions of the Preferred Stock and the Common Stock are as follows:

         3. Preferred Stock.

                  A. The Board of Directors of the Corporation is hereby expressly authorized, to the full extent now or hereafter permitted by the laws of the State of Delaware and subject to the provisions of this
         Section 3(A), at any time and from time to time to provide for the issuance of some or all of the authorized shares of Preferred Stock in one or more classes or series thereof, the shares of each class or series thereof to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issue of such class or series, adopted by the Board of



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         Directors as hereinafter provided. The authority of the Board of
         Directors with respect to each class or series thereof shall include, but not be limited to, the determination or fixing of the following:

                           1. whether or not the class or series is to have
                  voting rights, full, special or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of capital stock;

                           2. the number of shares to constitute the class or
                  series and the designations thereof;

                           3. the preferences and relative, participating,
                  optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

                           4. whether or not the shares of any class or series
                  shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities or other property) and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                           5. whether or not the shares of a class or series
                  shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                           6. the dividend rate, whether dividends are payable
                  in cash, securities of the Corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of capital stock, whether or not such dividends shall be cumulative or noncumulative and, if cumulative, the date or dates from which such dividends shall accumulate;

                           7. the preferences, if any, and the amounts thereof
                  which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                           8. whether or not the shares of any class or series,
                  at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of capital stock, securities, or other property of the Corporation or any other entity and the



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                  conversion price or prices, ratio or ratios, or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                           9. such other special rights and protective
                  provisions with respect to any class or series the Board of Directors may provide.


                  B. The shares of each class or series of Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

                  C. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock without a vote of a majority of the holders of the Preferred Stock, or any class or series thereof, unless a vote of any such holders is otherwise required pursuant to this Section 3.

                  D. Holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

         4. Common Stock.

                  A. General. Except as otherwise provided herein or as otherwise provided by applicable law, all shares of Common Stock shall have identical rights and privileges in every respect subject to the same qualifications, limitations and restrictions.

                  B. Relative Rights Of Preferred Stock And Common Stock. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualification, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of any series of the Preferred Stock.

                  C. Voting Rights. Except as otherwise required by law or this Amended and Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by him of record on the books of the Corporation on all matters submitted to a vote for stockholders of the Corporation. Holders of Common Stock are not entitled to cumulate votes in the election of any directors.



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                  D. Dividends. Subject to the prior rights and preferences, if any, applicable to shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

                  Dividends payable under this Subsection D shall be paid to the holders of record of outstanding Common Stock as their names shall appear on the stock register of the Corporation on the record date fixed by the Board of Directors in advance of the declaration and payment of each dividend. Any shares of Common Stock issued as a dividend pursuant to this Subsection D shall, when so issued, be duly authorized, validly issued, fully paid and non-assessable, and free of all liens and charges. The Corporation shall not issue fractions of shares of Common Stock on payment of such dividend but shall issue a whole number of shares to such holder of Common Stock rounded up or down in the Corporation's sole discretion to the nearest whole number, without compensation to the stockholder whose fractional share has been rounded down or from any stockholder whose fractional share has been rounded up.

                  E. Dissolution, Liquidation Or Winding-Up. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after all creditors of the Corporation shall have been paid in full and after payment of all sums payable in respect of Preferred Stock, if any, the holders of the Common Stock shall share ratably on a share-for-share basis in all distributions of assets pursuant to such voluntary or involuntary liquidation, dissolution or winding-up of the Corporation to the exclusion of such holders of Preferred Stock. For the purpose of this Subsection E, neither the merger nor the consolidation of the Corporation into or with another entity or the merger or consolidation of any other entity into or with the Corporation, or the sale, transfer or other disposition of all or substantially all the assets of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

                  F. Registration of Transfer. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock. Upon the surrender of any certificate representing shares of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

                  G. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership



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         and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

                  H. Reservation Of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, or out of shares of Common Stock held in its treasury, the full number of shares of Common Stock into which all shares of any series of Preferred Stock having conversion privileges from time to time outstanding are convertible.

                  I. No Preemptive Rights. No holder of Preferred Stock or Common Stock of the Corporation shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration, or by way of dividend.

                                  ARTICLE FIVE

         The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number, classification and terms of the Board of Directors of the Corporation and the procedures to elect directors and to remove directors shall be as follows:

         1. Except as otherwise fixed by or pursuant to the provisions of this Amended and Restated Certificate of Incorporation relating to the rights of the holders of any class or series of Preferred Stock to elect directors under specified circumstances, the number of directors constituting the Board of Directors shall be no less than two and no more than 12, as fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the then authorized number of directors of the Corporation (as determined in accordance with the bylaws of the Corporation (the "Bylaws")). No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. No director need be a stockholder.

         2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors then in office may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Each director chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided. Subject to the rights of holders of any subsequently issued class or series of Preferred Stock, upon the consummation of a firm commitment underwritten public offering of shares of Common Stock (a "Qualified Public Offering"), the directors of the Corporation shall be divided by the Board of Directors into three classes (the



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"Classified Directors") with the first class ("Class I"), second class ("Class
II") and third class ("Class III") each to consist as nearly as practicable of an equal number of directors. The term of office of the Class I directors shall expire at the 2002 annual meeting of stockholders, the term of office of the Class II directors shall expire at the 2003 annual meeting of stockholders, and the term of office of the Class III directors shall expire at the 2004 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, Classified Directors elected to succeed those Classified Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders following their election.

         3. The directors of the Corporation need not be elected by written ballot unless the Bylaws otherwise provide.

         4. After the consummation of a Qualified Public Offering, a director of the Corporation may be removed only for cause. For purposes of removal of a director of the Corporation, "cause" shall mean (a) a final conviction of a felony involving moral turpitude or (b) willful misconduct that is materially and demonstrably injurious economically to the Corporation. For purposes of this definition of "cause," no act, or failure to act, by a director shall be considered "willful" unless committed in bad faith and without a reasonable belief that the act or failure to act was in the best interest of the Corporation or any Affiliate of the Corporation. "Cause" shall not exist unless and until the Corporation has delivered to the director a written notice of the act or failure to act that constitutes "cause" and such director shall not have cured such act or omission within 90 days after the delivery of such notice. As used in this Amended and Restated Certificate of Incorporation, "Affiliate" has the meaning given such term under Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

                                   ARTICLE SIX

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of the Delaware General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.



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                                  ARTICLE SEVEN

         Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. Action shall be taken by the stockholders of the Corporation at annual or special meetings of stockholders. After the consummation of a Qualified Public Offering, a special meeting of the stockholders may be called, and business to be considered at any such meeting may be proposed, at any time exclusively by the chairman of the Board of Directors, the president of the Corporation or a majority of the members of the Board of Directors, and no stockholder of the Corporation shall require the Board of Directors to call a special meeting of stockholders or to propose business at a special meeting of stockholders. The books of the Corporation may be kept (subject to any provision contained in the statute) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

                                  ARTICLE EIGHT

         From and after the date of a Qualified Public Offering (i) no action required to be taken or that may be taken at any meeting of holders of Common Stock may be taken without a meeting and (ii) the power of holders of Common Stock to consent in writing, without a meeting, to the taking of any action is specifically denied.

                                  ARTICLE NINE

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders of the Corporation herein are granted subject to this reservation.

                                   ARTICLE TEN

         1. Right to Indemnification. The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Ten is in effect. Any repeal or amendment of this Article Ten shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Ten. Such right shall include the right to be paid by the Corporation expenses incurred in investigating or defending any such proceeding in advance of its final disposition to



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the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended, provided that the Corporation shall be entitled to participate in or, at its option, to assume the defense, appeal or settlement of such proceeding.

         2. Right of Indemnitee to Bring Suit. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the Delaware General Corporation Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is not permissible in the circumstances nor an actual determination by the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives.

         3. Non-Exclusivity of Rights. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise. The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law. Without limiting the generality of the foregoing, to the extent permitted by then applicable law, the grant of mandatory indemnification pursuant to this Article Eleven shall extend to proceedings involving the negligence of such person. As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

         4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         5. Merger or Consolidation. For purposes of this Article Ten, references to "the Corporation" shall include, in addition to the resulting Corporation, any constituent corporation (including an constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent



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corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article Ten with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

                                 ARTICLE ELEVEN

         To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article Eleven by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Eleven, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the Delaware General Corporation Law.

                                 ARTICLE TWELVE

         All of the power of the Corporation, insofar as it may be lawfully vested by this Amended and Restated Certificate of Incorporation in the Board of Directors, is hereby conferred upon the Board of Directors. In furtherance of and not in limitation of that power or the powers conferred by law, a majority of directors then in office (or such higher percentage as may be specified in the Bylaws with respect to any provision thereof) shall have the power to adopt, amend and repeal the Bylaws of the Corporation. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of not less than eighty percent of the outstanding shares of the Corporation then entitled to vote upon the election of directors, voting together as a single class, shall be required for the alteration, amendment, or repeal of the Bylaws or adoption of new Bylaws by the stockholders of the Corporation.

                                ARTICLE THIRTEEN

         Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of not less than eighty percent of the outstanding shares of the



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Corporation then entitled to vote upon the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, Article Five, Article Seven, Article Eight, Article Twelve or this Article Thirteen of this Amended and Restated Certificate of Incorporation.

                                ARTICLE FOURTEEN

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed herein and by the Delaware General Corporation Law, and all rights conferred upon stockholders herein are granted subject to this reservation.

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         IN WITNESS WHEREOF, said Corporation has duly caused this certificate to be signed by, its ________________, this ____ day of June, 2001.


                                            By:
                                                 -------------------------------
                                            Name:
                                            Title:



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